                                                                    EXHIBIT 4.5A
                                                      [Conformed Composite Copy]

                 FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

                           dated as of April 16, 1996


          LYONDELL-CITGO REFINING COMPANY LTD., a Texas limited liability company (the "Borrower"), the LENDERS listed on the signature pages hereof and any Lender hereafter becoming a party to the below-mentioned Agreement in accordance with the provisions thereof, ABN AMRO BANK N.V., THE BANK OF NOVA SCOTIA, CREDIT LYONNAIS, THE FIRST NATIONAL BANK OF CHICAGO and THE INDUSTRIAL BANK OF JAPAN, LTD., as Co-Agents, and THE BANK OF NEW YORK, as Agent and as Issuer, agree to this First Amendment (this "Amendment"), dated as of April 16, 1996 (the "Amendment Date"), to the Revolving Credit Agreement, dated as of May 5, 1995, among the Borrower, the Lenders parties thereto, such Co-Agents and such Agent and Issuer (the "Agreement"; capitalized terms used but not otherwise defined herein having the meanings assigned to them in the Agreement, and references herein to Sections being references to Sections of the Agreement unless indicated otherwise), as follows:

          Section 1.  Amendments.    Subject to the terms and provisions herein
                      ----------
set forth, effective as of the Amendment Date, the Agreement hereby is amended in the following respects:

          (a) In Section 1.01:

              (i) "ABN AMRO Bank N.V.," is added between "means" and "The" in the definition of "Co-Agents";

              (ii) The following phrase is added immediately following "Loan" in the definition of "Base Rate Loan": "made pursuant to
          Section 2.01(a)";

              (iii) The following definition is added immediately following the definition of "Benefit Plan":

                    "Bid Rate" has the meaning specified in Section
          2.01(d)(ii).;

              (iv) The following definitions are added immediately following the definition of "Commitment Increase Effective Date":

                    "Competitive Bid" means an offer by a Lender in the form of Exhibit 2.01(d)-3 to make a Competitive Loan.

                    "Competitive Bid Acceptance" means a notification in the form of Exhibit 2.01(d)-4 made by the Borrower pursuant to
          Section 2.01(d)(iii) to accept a Competitive Bid.

                    "Competitive Bid Rejection" means a notification in the form of Exhibit 2.01(d)-5 made by the Borrower pursuant to
          Section 2.01(d)(iii) to reject a Competitive Bid.

                    "Competitive Bid Request" means a request by the Borrower in the form of Exhibit 2.01(d)-1 for Competitive Bids.

                    "Competitive Interest Period" means, for each Competitive Loan, the period (a) commencing on the date such Loan is made and (b) ending on the date requested by the Borrower in the Competitive Bid Request for such Loan, which period shall be not less than seven days or more than 180 days; provided, however, that: (a) Competitive Interest Periods commencing on the same date for Competitive Loans comprising part of the same Borrowing shall not have more than three different durations; and (b) whenever the last day of any Competitive Interest Period would otherwise occur on a day other than a Business Day, the last day of such Competitive Interest Period shall be extended to occur on the next succeeding Business Day, provided, that if such extension would cause the last day of such Competitive Interest Period to occur on or after the Termination Date of any Lender making a Competitive Loan to which such Competitive Interest Period relates, such Competitive Interest Period for such Competitive Loan shall end on the next preceding Business Day.

                    "Competitive Loan" means a loan by a Lender to the Borrower pursuant to Section 2.01(d).

                    "Competitive Loan Confirmation" means a confirmation by the Agent to a Lender of the acceptance by the Borrower of any Competitive Bid (or Portion thereof) made by that Lender, in substantially the form of Exhibit 2.01(d)-6.

                    "Competitive Loan Note" has the meaning specified in
          Section 2.01(d)(vii).;

              (v) In the definition of "Default Rate," "Section 2.06(a)(i) or (ii)," is changed to "Section 2.06(a)(i), (ii) or (iii),";

              (vi) The definition of "Eurodollar Interest Period," consisting of the definition of "Interest Period" in Section 1.01 immediately prior to the Amendment Date, as modified pursuant to this clause (vi), is added immediately after the definition of "Eurocurrency Liabilities," such modifications of such definition of "Interest Period" being as follows: (A) "Eurodollar Rate" is added immediately before "Loans" in each instance the word "Loans" is used in the second sentence of such definition; and (B) "Eurodollar" is added immediately before "Interest" in each instance the word "Interest" is used in that sentence;

              (vii) The following phrase is added immediately after "Loan" in the definition of "Eurodollar Rate Loan": "made pursuant to Section 2.01(a)";

              (viii) The definition of "Interest Period" is changed to read in its entirety as follows:

                     "Interest Period" means any Competitive Interest Period
              or Eurodollar Interest Period, as the case may be.";

              (ix) The following definition is added immediately following the definition of "Interest Rate Protection Agreement":

                     "Invitation To Bid" means an invitation by the Agent to a
              Lender in the form of Exhibit 2.01(d)-2 to make a Competitive Bid.

              (x) The definition of "Loan" is changed to read in its entirety as follows:

                     "Loan" means a loan by a Lender to the Borrower (a)
              pursuant to Section 2.01(a) or (b) unless the context otherwise requires, Section 2.01(d); provided, however, that, as used in the definitions of "Reduction Amount" and "Termination
              Date" and Sections 2.01(a), 2.01(c), 2.02(a), 2.02(b), 2.02(c),
              2.06(b) and 2.07, "Loan" means only a loan by a Lender to the Borrower pursuant to Section 2.01(a).;

              (xi) The following definitions are added immediately following the definition of "Material Agreement":

                     "Maximum Offer" has the meaning specified in
          Section 2.01(d)(ii).

                     "Maximum Request" has the meaning specified in
          Section 2.01(d)(i);

              (xii) The following phrase is added immediately after "Loans" in the definition of "New Funds Amount": "made pursuant to Section 2.01(a)";

              (xiii) In the definition of "Note," the period after "A" is replaced with "or, unless the context other requires, a Competitive Loan Note; provided, however, that, as used in the definition of "Required Lenders" and Sections 2.01(b), 2.01(c) and 4.01(a), "Note" means only a promissory note of the Borrower in the form of Exhibit A.";

              (xiv) The definition of "Notice of Borrowing" is changed to read in its entirety as follows:

                     "Notice of Borrowing" (a) has the meaning specified in
              Section 2.02(a) in the case of Loans other than Competitive Loans and (b) means a Competitive Bid Request and the related Competitive Bid Acceptance in the case of any Competitive Loan.;

              (xv) In subclause (a)(iii) of the definition of "Permitted Investments," (A) "time deposits," is added before "certificates," and
          (B) "Moody's," is changed to "Moody's and";

              (xvi) The following subclause (a)(iv) is added to the definition of "Permitted Investments":

              (iv) money market funds organized under the laws of the United States of America or any state thereof which invest primarily in investments constituting any one or more of the types of "Permitted Investments" described in subclauses (i), (ii) and
              (iii) of this clause (a) without regard to the restrictions on the maturities of such Permitted Investments,;

              (xvii) The following definition is added immediately following the definition of "Person":

                     "Portion" has the meaning specified in Section
          2.01(d)(ii).;

              (xviii) The following definition is added immediately following the definition of "S&P":

                      "Submission Deadline" has the meaning specified in
          Section 2.01(d)(ii).;

              (xix) In the definition of "Type," "or a Eurodollar Rate Loan." is changed to ", a Eurodollar Rate Loan or a Competitive Loan.";

          (b) The following is added immediately following Section 2.01(c) as
      Section 2.01(d):

              (d) Competitive Loans. (i) The Borrower may make Competitive Bid Requests by 12:00 Noon (New York City time) at least one Business Day prior to the proposed date of Borrowing for one or more Competitive Loans. The Borrower shall deliver each Competitive Bid Request to the Agent (which on the same day of its receipt thereof shall give notice thereof to each Lender by facsimile of an Invitation To Bid if the Agent does not reject the Competitive Bid

          Request pursuant to this Section 2.01(d)(i)) in a written Competitive Bid Request signed by the Borrower and by telephone during regular business hours at the Agent's Office on the same Business Day. Each Competitive Bid Request shall specify (A) the proposed date of the Borrowing for the requested Competitive Loans, (B) the aggregate amount of the requested Competitive Loans (the "Maximum Request"), which shall (1) not exceed the Available Credit as of the proposed date of the Borrowing specified in the Competitive Bid Request and (2) be in an aggregate amount not less than $1,000,000 or an integral multiple of $100,000 in excess thereof, (C) the Interest Period or Interest Periods (up to a maximum of three in any Competitive Bid Request) therefor and the last day of each such Interest Period and
          (D) if more than one Interest Period is so specified, the principal amount allocable to each such Interest Period (which amount in each case shall not be less than $1,000,000 or an integral multiple of $100,000 in excess thereof). The Agent shall reject each Competitive Bid Request the Agent determines (which determination shall be conclusive absent manifest error) does not conform to the requirements of this Section 2.01(d)(i) and shall notify the Borrower of any such rejection within one hour of the Agent's receipt of the telephonic notice of such Competitive Bid Request.

              (ii) Each Lender in its sole discretion may (but is not obligated to) submit one or more Competitive Bids to the Agent in response to any Competitive Bid Request not later than 10:30 A.M. (New York City time) on the proposed date of Borrowing specified in such Competitive Bid Request (the "Submission Deadline"), by facsimile or in writing, and thereby irrevocably offer to make all or any part (any such part being a "Portion") of any Competitive Loan described in the Competitive Bid Request (A) at the rate of interest per annum (each a "Bid Rate") specified in such offer and (B) in the aggregate amount specified in such offer which shall be not less than $1,000,000 or an integral multiple of $100,000 in excess thereof, provided that if the Agent in its capacity as a Lender shall, in its sole discretion, elect to make any Competitive Bid in response to any Competitive Bid Request, it shall notify the Borrower of such offer not later than 30 minutes prior to the Submission Deadline for other Lenders respecting such Competitive Bid Request. Multiple Competitive Bids may be delivered to and by the Agent. The aggregate Portions of Competitive Loans for any or all Interest Periods offered by each Lender in its Competitive Bid may exceed the Maximum Request contained in the relevant Competitive Bid Request, provided that each Competitive Bid shall set forth the maximum aggregate amount of the Competitive Loans offered thereby which the Borrower may accept (the "Maximum Offer"), which Maximum Offer shall not exceed the Maximum Request. If any Lender shall elect not to make a Competitive Bid, such Lender shall so notify the Agent by facsimile not later than 30 minutes prior to the Submission Deadline for such Competitive Bid; provided, however, that the failure by any Lender to give any such notice shall not obligate such Lender to make any Competitive Loan or subject such Lender to any liability.

              (iii) In the case of each Competitive Bid Request, the Agent shall promptly give notice by telephone (promptly confirmed in writing) to the Borrower of all Competitive Bids received by the Agent by the Submission Deadline applicable to such Competitive Bid Request which comply in all material respects with Section 2.01(d)(ii). The Borrower shall, in its sole discretion, but subject to Section 2.01(d)(iv), irrevocably accept or reject each such Competitive Bid (or any Portion thereof) not later than 12:00 Noon (New York City time) on the day of the Submission Deadline by notice to the Agent by telephone (confirmed in writing in the form of a Competitive Bid Acceptance or Competitive Bid Rejection, as applicable, promptly the same day). Promptly on the same day, the Agent, following its receipt of such telephonic notice from the Borrower, will give notice to each Lender that submitted a Competitive Bid as to the extent, if any, that such Lender's Competitive Bid shall have been accepted. If the Agent fails to receive notice from the Borrower of its acceptance or rejection of any Competitive Bids at or prior to 12:00 Noon (New York City time) on such day, all such Competitive Bids shall be deemed to have been rejected by the Borrower, and the Agent will give to each Lender that submitted a Competitive Bid notice of such rejection by telephone on such day. In due course following the acceptance of any Competitive Bid, the Agent shall notify each Lender that submitted a Competitive Bid, in the form of a Competitive Loan Confirmation, of the amount, maturity date and Bid Rate for each Competitive Loan.

              (iv) If the Borrower accepts a Portion of a proposed Competitive Loan for a single Interest Period at the Bid Rate provided therefor in a Lender's Competitive Bid, such Portion shall be in a principal amount of $1,000,000 (subject to such lesser allocation as may be made pursuant to the provisions of this Section 2.01(d)(iv)) or an integral multiple of $100,000 in excess thereof. The aggregate principal amount of Competitive Loans accepted by the Borrower following Competitive Bids responding to a Competitive Bid Request may be less than but shall not exceed the Maximum Request. The aggregate principal amount of Competitive Loans accepted by the Borrower pursuant to a Lender's Competitive Bid shall not exceed the Maximum Offer therein contained. If the Borrower accepts any Competitive Loans or Portion offered in any Competitive Bid, the Borrower must accept Competitive Bids (and Competitive Loans and Portions thereby offered) based exclusively on the successively lowest Bid Rates within each Interest Period and no other criteria. If two or more Lenders submit Competitive Bids with identical Bid Rates for the same Interest Period and the Borrower accepts any thereof, the Borrower shall, subject to the first three sentences of this Section 2.01(d)(iv), accept all such Competitive Bids as nearly as possible in proportion to the amounts of such Lenders' respective Competitive Bids with identical Bid Rates for such Interest Period, provided, that if the amount of Competitive Loans to be so allocated is not sufficient to enable each such Lender to make such Competitive Loan (or Portions thereof) in an aggregate principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof, the Borrower shall round the Competitive Loans (or Portions thereof) allocated to such Lender or Lenders as the Borrower shall select as necessary to a minimum of $200,000 and, if greater than $200,000, the nearest multiple of $100,000.

              (v) Not later than 3:00 P.M. (New York City time) on the relevant date of Borrowing, each lender whose Competitive Bid was accepted by the Borrower shall make available for the account of its applicable Lending Office to the Agent at the Agent's Office, in immediately available funds, the proceeds of such Lender's Competitive Loan(s). After the Agent's receipt of such funds and, upon fulfillment of the applicable conditions set forth in Article IV, the Agent shall make such funds available to the Borrower's account at the Agent's Office or as otherwise designated in the related Notice of Borrowing, provided that the Agent will not in any event be required to make such funds so available until 4:00 P.M. (New York City time) on the relevant date of Borrowing. In the case of any Lender whose Competitive Bid is accepted by the Borrower, unless the Agent has received from such Lender prior to 1:00 P.M. (New York City time) on the date of the Borrowing consisting of such Lender's Competitive Loan(s) that such Lender will not make available to the Agent the proceeds of such Competitive Loan(s), the Agent may assume such Lender has made such proceeds so available and, if the Agent makes that assumption, the provisions of Section 2.02(c) shall apply as if such proceeds represented such Lender's Ratable Portion of a Borrowing consisting of Base Rate Loans. Competitive Loans shall be made only on a Business Day.

              (vi) All written notices required by this Section 2.01(d) shall be given in accordance with Section 10.01.

              (vii) The Competitive Loans made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of
          Exhibit 2.01(d)-7 (each as endorsed or modified from time to time, a "Competitive Loan Note"), payable to the order of such Lender, and dated ________, 1996. Each Competitive Loan made by each Lender shall be due and payable in full on the first to occur of (A) the last day of the Interest Period applicable thereto or (B) the Termination Date for such Lender.;

          (c) The following replaces the period at the end of the first sentence of Section 2.02(a):

    ; provided, however, that if the Borrower makes a Competitive Bid Request and does not accept Competitive Loans in an aggregate amount equal to the Maximum Request included in that Competitive Bid Request, the Borrower, by giving such notice not later than 12:00 Noon (New York City time) on the date of Borrowing specified in that

    Competitive Bid Request, may make a Borrowing of Base Rate Loans on that date in the aggregate principal amount equal to (i) that Maximum Request, minus (ii) the aggregate principal amount of Competitive Loans, if any, the Borrower does so accept;

          (d) The following is added as the third sentence of Section 2.04: "For purposes of this Section 2.04, the unused portion of the Total Commitment at any time is the amount equal to the Available Credit at that time.";

          (e) The following is added between "Credit" and "from" in the third line of Section 2.05(a): "(determined without deduction for any outstanding Competitive Loans)";

          (f) In Section 2.06(a): (i) subparagraph (iii) is redesignated as subparagraph (iv), and all references in the Loan Documents to this subparagraph shall reflect this redesignation; and (ii) the following is added as subparagraph (iii):

              (iii) Competitive Loans. For each Competitive Loan made by such Lender, a rate per annum equal at all times during the Interest Period for such Loan to the Bid Rate applicable to such Loan pursuant to Section 2.01(d), payable on (A) the last day of such Interest Period and, in the case of a Competitive Loan having an Interest Period of longer than three months, on the three-month anniversary of the first day of such Interest Period and (B) the Termination Date for such Lender.;

          (g) The third sentence of Section 3.01(a) is changed to read in its entirety as follows:

    The Agent will promptly thereafter cause to be distributed (i) like funds relating to the payment of interest or principal or fees payable to the Lenders (to the extent received by the Agent), in each case to each Lender for the account of its applicable Lending Office, (A) first, ratably according to the amount of interest which is then due and payable to the Lenders, (B) second, ratably according to the amount of principal which is then due and payable to the Lenders and (C) third, ratably according to the amount of fees which is then due and payable to the Lenders and (ii) like funds relating to the payment of any other amount payable to any Lender (to the extent received by the Agent) to such Lender for the account of its Lending Office; and in all cases, the funds distributed shall be applied in accordance with the terms of this Agreement.;

          (h) The following is added immediately following "Adjusted Eurodollar Rate" in Section 3.01(c): "or on any Bid Rate";

          (i) In Section 3.01(e): (i) the following is added between "Loans" and "shall" in the first sentence: "(other than Competitive Loans)"; and (ii) the following is added between "Loans" and "prior" in the second sentence: "or Competitive Loans";

          (j) The following is added immediately following "Loans" in the caption of Section 3.04: "or Competitive Loans";

          (k) Section 3.04(c) is redesignated as Section 3.04(d), and all references in the Loan Documents to this Section shall reflect this redesignation;

          (l)  The following is added as Section 3.04(c):

          (c) If (i) any payment of principal of any Competitive Loan is made other than on the last day of the Interest Period relating to such Loan for any reason or (ii) the Borrower fails to (A) fulfill on the date of any proposed Borrowing of Competitive Loans the applicable conditions set forth in Article IV or (B) make a Borrowing of Competitive Loans after it shall have accepted any Competitive Bid with respect thereto in accordance with
    Section 2.01(d), the Borrower shall indemnify each Lender against, and shall pay directly to such Lender on such Lender's demand the amount (calculated by such Lender using any method chosen by such Lender which customarily is used by such Lender for such purpose) equal to, any losses or reasonable expenses such Lender actually incurs as a result of such payment or failure, including (A) the costs and expenses incurred by such Lender in connection with, or by reason of, such event (including those attributable to the liquidation, employment or reemployment of deposits or other funds) and (B) the net amount of operating margin actually lost by such Lender.;

          (m) In Section 7.09(f), "$5,000,000" is changed to "$10,000,000";

          (n) In Sections 10.06(c)and 10.06(d), "or Notes, as the case may be," is added immediately following "Note";

          (o) The following Exhibits in the respective forms thereof attached to this Amendment are included in the Exhibits immediately following Exhibit 2.01(c)-2 and in the Table of Contents of the Agreement immediately below
Exhibit 2.01(c)-2:

          Exhibit 2.01(d)-1             Form of Competitive Bid Request
          Exhibit 2.01(d)-2             Form of Invitation To Bid
          Exhibit 2.01(d)-3             Form of Competitive Bid
          Exhibit 2.01(d)-4             Form of Competitive Bid Acceptance
          Exhibit 2.01(d)-5             Form of Competitive Bid Rejection
          Exhibit 2.01(d)-6             Form of Competitive Loan Confirmation
          Exhibit 2.01(d)-7             Form of Competitive Loan Note; and

          (p) In clause (iii) of each of parts 3A, 3B and 3C of Annex I in
Exhibit 10.06(a), "Competitive Loans $_________" is added immediately below "Eurodollar Rate Loans $____________".

          Section 2. Conditions to Effectiveness. The effectiveness of the amendments made by this Amendment to the Agreement is subject to its execution by the Agent and the Issuer and the Agent's receipt on or before the Amendment Date of (a) counterparts of this Amendment signed by the Borrower and the Required Lenders, (b) a duly executed Competitive Loan Note (as defined in
Section 1(a)(iii) of this Amendment) for each Lender and (c) each of the following, in sufficient number for each of the Lenders, the Co-Agents and the Issuer and in form and substance reasonably satisfactory to the Agent: (i) a copy, certified by the Secretary of the Borrower under date of the Amendment Date, of the resolutions adopted by Owners Committee Action taken by the Owners Committee in accordance with the applicable requirements of the Regulations to authorize the execution and delivery of this Amendment and the carrying out of the provisions hereof and of the Agreement as amended hereby; (ii) a certificate of a Responsible Officer, dated the Amendment Date, to the effect that, on and as of the Amendment Date, (A) the representations and warranties set forth in
Article V of the Agreement (other than in Section 5.06(a)(ii)) are true and correct in all material respects (unless made as of a specific date as set forth in that Article); and (B) no Default exists or would exist as a result of this Amendment; and (iii) an opinion of the general counsel of the Borrower, dated the Amendment Date, to the effect that this Amendment and the Competitive Loan Notes have been duly authorized by Owners Committee Action and validly executed and delivered by the Borrower.

          Section 3. Miscellaneous. This Amendment is governed by the terms and other provisions of Sections 1.02, 1.03, 10.05, 10.07, 10.10 (the first sentence thereof) and 10.12 as if this Amendment were the Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers all as of April 16, 1996.

                                       LYONDELL-CITGO REFINING COMPANY LTD.



                                       By:       /s/ D. Lyndon James
                                           ----------------------------------
                                           Name:  D. Lyndon James
                                           Title:  Vice President and Controller


                                       THE BANK OF NEW YORK,
                                           As Agent, as Issuer and as a Lender


                                       By:      /s/ Ian K. Stewart
                                           -----------------------------------
                                           Name:  Ian K. Stewart

                                           Title:  Senior Vice President



                                       OTHER LENDERS:

                                       ABN AMRO BANK N.V. HOUSTON AGENCY

                                       By:  ABN AMRO North America, Inc., as
                                             Agent



                                       By:         /s/ Robert Cunningham
                                           -----------------------------------
                                           Name:  Robert Cunningham
                                           Title:  Vice President & Director


                                       By:        /s/ W. Bryan Chapman
                                           -----------------------------------
                                           Name:  W. Bryan Chapman
                                           Title:  Vice President & Director




                                       THE BANK OF NOVA SCOTIA



                                       By:         /s/ F.C.H. Ashby
                                          ------------------------------------
                                          Name:  F.C.H. Ashby
                                          Title:  Senior Manager Loan Operations


                                       BANQUE NATIONALE DE PARIS,
                                          HOUSTON AGENCY



                                       By:         /s/ John L. Stacy
                                          ------------------------------------

                                          Name:  John L. Stacy
                                          Title:  Vice President


                                       CAISSE NATIONALE DE CREDIT AGRICOLE



                                       By:         /s/ Dean Balice
                                          ------------------------------------
                                          Name:  Dean Balice
                                          Title: Senior Vice President
                                                   Branch Manager



                                       CREDIT LYONNAIS CAYMAN ISLAND BRANCH



                                       By:         /s/ Pascal Poupelle
                                           -----------------------------------
                                           Name:  Pascal Poupelle
                                           Title:  Senior Vice President


                                       THE FIRST NATIONAL BANK OF CHICAGO



                                       By:         /s/ Helen A. Carr
                                           -----------------------------------
                                           Name:  Helen A. Carr
                                           Title:  Attorney in Fact


                                       THE INDUSTRIAL BANK OF JAPAN, LTD.



                                       By:         /s/ Robert W. Ramage, Jr.
                                          ------------------------------------
                                          Name:  Robert W. Ramage, Jr.
                                          Title:  Senior Vice President

                                       NATIONSBANK OF TEXAS, N.A.



                                       By:        /s/ Paul A. Squires
                                          ------------------------------------
                                          Name:  Paul A. Squires
                                          Title:  Senior Vice President


                                       THE NIPPON CREDIT BANK, LTD.
                                            NEW YORK BRANCH



                                       By:      /s/ Yoshihide Watanabe
                                          ------------------------------------
                                          Name:  Yoshihide Watanabe
                                          Title:  Vice President & Manager


                                       PNC BANK, NATIONAL ASSOCIATION



                                       By:        /s/ Tamara R. O'Connor
                                          ------------------------------------
                                          Name:  Tamara R. O'Connor
                                          Title:  Vice President


                                       ROYAL BANK OF CANADA



                                       By:         /s/ J.D. Frost
                                          ------------------------------------
                                          Name:  J.D. Frost
                                          Title:  Senior Manager

                                       THE SANWA BANK LIMITED
                                            DALLAS AGENCY


                                       By:         /s/ L.J. Perenyi
                                          ------------------------------------
                                          Name:  L.J. Perenyi
                                          Title:  Vice President


                                       SOCIETE GENERALE, SOUTHWEST AGENCY



                                       By:        /s/ Anthony C. Quaglietta
                                          ------------------------------------
                                          Name:  Anthony C. Quaglietta
                                          Title:  Vice President


                                       THE TOYO TRUST AND BANKING CO., LTD.
                                             NEW YORK BRANCH



                                       By:        /s/ Hiroyuki Fukuro
                                          ------------------------------------
                                          Name:  Hiroyuki Fukuro
                                          Title:  Vice President


                                       WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                           NEW YORK AND CAYMAN
                                           ISLANDS BRANCHES



                                       By:        /s/ Richard R. Newman
                                          ------------------------------------
                                          Name:  Richard R. Newman
                                          Title:  Vice President

                                       By:         /s/ R. Carino
                                          ------------------------------------
                                          Name:  R. Carino
                                          Title:  Vice President


                                       THE YASUDA TRUST AND BANKING COMPANY,
                                               LTD. NEW YORK BRANCH



                                       By:        /s/ Gerald Gill
                                          ------------------------------------
                                          Name:  Gerald Gill
                                          Title:  Vice President